Exhibit 99.1

Synovus Announces Increase of Share Repurchase Authorization
June 17, 2019 - Synovus Financial Corp. (the “Company”) (NYSE: SNV) announced today that the Company’s Board of Directors has increased its prior $400 million share repurchase authorization to $725 million for the year 2019. The Company has previously repurchased approximately $325 million of its common stock under the share repurchase program, leaving approximately $400 million of additional availability during 2019. The Company expects to fund the share repurchase through a combination of cash on hand, future cash flow from operations, borrowings and financings.

Under the share repurchase program, the Company may, from time to time and on or before the program’s expiration date, repurchase shares of its outstanding common stock in the open market, in privately-negotiated transactions, or otherwise, subject to applicable laws and regulations. The extent to which the Company repurchases its shares, and the timing of such repurchases, will depend upon a variety of factors, including market conditions, regulatory requirements, capital levels, availability of funds, and other relevant considerations, as determined by the Company. The Company may, in its discretion, begin, suspend or terminate repurchases at any time prior to the program’s expiration, without any prior notice. Repurchases may also be made pursuant to a trading plan under Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, which would permit shares to be repurchased when the Company might otherwise be precluded from doing so because of self-imposed trading blackout periods or other regulatory restrictions.

About Synovus

Synovus Financial Corp. is a financial services company based in Columbus, Georgia, with approximately $47 billion in assets. Synovus provides commercial and retail banking, investment, and mortgage services through 297 branches in Georgia, Alabama, South Carolina, Florida, and Tennessee.

Cautionary Statement Regarding Forward-Looking Information

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not limited to, Synovus’ expectations or predictions of future financial or business performance or conditions. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “plan,” “predict,” “project,” “forecast,” “guidance,” “goal,” “objective,” “prospects,” “possible,” or “potential,” by future conditional verbs such as “assume,” “will,” “would,” “should,” “could” or “may”, or by variations of such words or by similar expressions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made and we assume no duty to update forward-looking statements. Actual results may differ materially from current projections.

These forward-looking statements are made to provide the public with management’s current expectations with regard to the share repurchase program. Although the Company believes the expectations reflected in forward-looking statements are reasonable, there can be no assurances such expectations will prove to be accurate. Security holders are cautioned such forward-looking statements involve risks and uncertainties. Certain factors may cause results to differ materially from those anticipated by the forward-looking statements made in this release. Such factors may include, without limitation, the risks, uncertainties and regulatory developments discussed and described in (i) the Company’s 2018 annual report on Form 10-K filed with the

Securities and Exchange Commission (the “SEC”) on February 28, 2019, including the risks described in Part 1, Item 1A, “Risk Factors” thereof, and (ii) the other reports filed with the SEC. Many of these risks and uncertainties are beyond the ability of the Company to control, nor can the Company predict, in many cases, all of the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. The forward-looking statements contained in this release speak only as of the date of this release, and the Company expressly disclaims any obligation or undertaking to report any updates or revisions to any such statement to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which any such statement is based, except as required by law.

Contact Information

Synovus Financial Corp.
Media contact:
Lee Underwood, 706-644-0528
Media Relations

or

Investor contact:
Steve Adams, 706-641-6462
Investor Relations